UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2022

NMF SLF I, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56123	83-3291673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2022, NMF SLF I, Inc. (the “Company”) entered into a Second Amended and Restated Investment Advisory and Management Agreement (the “Second Amended Investment Management Agreement”) with its investment adviser, New Mountain Finance Advisers BDC, L.L.C. (the “Adviser”). The Second Amended Investment Management Agreement is substantially the same as the First Amended and Restated Investment Advisory and Management Agreement by and between the Company and the Adviser (the “First Amended Investment Management Agreement”), dated December 13, 2020, with the exception that the definition of “Assets Invested” has been revised and the management fee structure will be based on a “blended rate” with respect to the Company’s Assets Invested.

Under the First Amended Investment Management Agreement, “Assets Invested” was defined as the sum of the Company’s (i) drawn capital commitments, and (ii) outstanding principal on borrowings. Pursuant to the Second Amended Investment Management Agreement, “Assets Invested” is defined, as of the end of each quarterly period, the sum of the Company’s (i) drawn capital commitments, (ii) the aggregate dollar amount of distributions declared to stockholders from net investment income as of the latest declaration date of any such distribution, less any amounts of such distribution received in cash by stockholders, and (iii) outstanding principal on borrowings. In addition, the management fee will be calculated at an annual blended rate with respect to the Company's Assets Invested at the end of each quarterly period by reference to (i) 0.70% for Assets Invested equal to or less than $500 million and (ii) 0.60% for Assets Invested greater than $500 million (the “Blended Rate”). Until such time that the Company has $1.0 billion of Assets Invested, the management fee shall be calculated at the Blended Rate in the manner set forth in Annex A to the Second Amended Investment Management Agreement. Upon such time that the Company has $1.0 billion of Assets Invested, the management fee shall be calculated at the Blended Rate and without reference to Annex A.

The foregoing description is only a summary of the material provisions of the Second Amended Investment Management Agreement, it does not purport to be complete and is qualified in its entirety by reference to the provisions in such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Approval of Amended Investment Management Agreement

On August 10, 2022, the board of directors of the Company (the “Board”) approved the Second Amended Investment Management Agreement. On August 23, 2022, the Company received unanimous written consent from its stockholders of record as of August 11, 2022 (“Record Stockholders”), to approve the Second Amended Investment Management Agreement. On August 25, 2022, the Company filed a preliminary information statement, and on September 6, 2022, the Company filed a definitive information statement, each with the Securities and Exchange Commission, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in connection with the approval of the Second Amended Investment Management Agreement. Pursuant to Rule 14c-2(b) under the Exchange Act, the Second Amended Investment Management Agreement was executed after at least 20 calendar days after the information statement was sent to Record Stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

10.1	Second Amended and Restated Investment Advisory and Management Agreement, dated as of September 26, 2022, by and between NMF SLF I, Inc. and New Mountain Finance Advisers BDC, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMF SLF I, inc.

Date: September 29, 2022	By:	/s/ Joseph W. Hartswell
		Name:	Joseph W. Hartswell
		Title:	Corporate Secretary and Chief Compliance Officer